Exhibit 99.1

Ekso Bionics Reports Certain Preliminary Fourth Quarter and Full Year 2023 Financial Results

SAN RAFAEL, Calif., January 4, 2024 -- Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) (the “Company”), an industry leader in exoskeleton technology for medical and industrial use, today announced preliminary top line financial results for the fourth quarter and fiscal year ended December 31, 2023.

Total revenue for the fourth quarter of 2023 is estimated to be in the range of $4.7 million to $4.9 million, compared to total revenue of $3.6 million in the fourth quarter of 2022. Total revenue for fiscal year 2023 is estimated to be in the range of $18.1 million to $18.3 million, compared to $12.9 million in 2022.

Estimated cash as of December 31, 2023 was $8.6 million, compared to $20.5 million at December 31, 2022. For the quarter ended December 31, 2023, the Company used an estimated $1.7 million of cash in operations, compared to $3.6 million for the same period in 2022.

“We closed 2023 with a strong fourth quarter highlighted by solid demand for our EksoHealth devices, including our EksoNR and Indego product lines,” said Scott Davis, Chief Executive Officer of the Company. “I am proud of our team’s execution on our core growth drivers and look forward to building on our positive momentum in 2024 and beyond.”

The estimated, projected or anticipated financial results, financial condition or other financial information discussed in this press release are based on management’s preliminary unaudited analysis of financial results for the period and year ended December 31, 2023. As of the date of this press release, the Company has not completed its financial statement reporting process for the period ended December 31, 2023, and the Company’s independent registered accounting firm has not audited the preliminary financial data discussed in this press release. During the course of the Company’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the period and year ended December 31, 2023, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results. The Company expects to report complete fourth quarter and full year 2023 financial results during the first week of March 2024.

About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical and industrial applications. Founded in 2005, the Company continues to build upon its industry-leading expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only known exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. The Company is headquartered in the San Francisco Bay Area and is listed on the Nasdaq Capital Market under the symbol “EKSO.” For more information, visit: www.eksobionics.com or follow @EksoBionics on X.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding the estimated financial results, the Company’s expected growth drivers and the Company’s positive momentum in 2024 and beyond. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, changes resulting from the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2023, information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 that are required to be included in such annual report, the Company's inability to obtain adequate financing to fund and grow the Company's operations and necessary to develop or enhance the Company’s technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of the Company’s sales and marketing efforts or of partners to market the Company’s products effectively, adverse results in future clinical studies of the Company's medical device products, the failure of the Company to obtain or maintain patent protection for the Company's technology, the failure of the Company to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, disruptions in the Company’s supply chain, the Company’s ability to successfully integrate the HMC business and its personnel, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including the Company’s most recently filed Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. To learn more about the Company please visit the Company’s website at www.eksobionics.com or refer to the Company’s X page at @EksoBionics. Any forward-looking statements made in this press release speak only as of the date of this press release. The Company does not undertake to update these forward-looking statements, except as required by law.

Contacts:

Investors:

David Carey

FINN Partners

212-867-1768

investors@eksobionics.com